Exhibit 23.2

SADLER, GIBB & ASSOCIATES, L.L.C.
CERTIFIED PUBLIC ACCOUNTANTS
Registered with the Public Company Accounting Oversight Board

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Tanke Biosciences Corporation
(Formerly known as Greyhound Commissary, Inc.)

We hereby consent to the incorporation by reference in the Annual Report on Form S-1/A of Tanke Biosciences Corporation (formerly known as Greyhound Commissary, Inc.) for the years ended December 31, 2010 and 2009 of our report dated February 28, 2011.

/s/ Sadler, Gibb & Associates, L.L.C.
Salt Lake City, Utah

May 13, 2011